POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each undersigned hereby constitutes and appoints MATTHEW C. BONNER his, her or its true and lawful attorneys-in-fact to:

 (1) execute for and on behalf of each undersigned (a 'Reporting Person") any and all reports, notices, communications and other documents (including, but not limited to, reports on Schedule 13D, Schedule 13G, Form 13-F, Form 3, Form 4 and Form 5) that such Reporting Person may be required to file with the United States Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Reports") with respect to each Reporting Person's (a) status as an officer or director of, or (b) ownership of, or transactions in, securities of, any entity whose securities are beneficially owned (directly or indirectly) by such Reporting Person (each, a "Company");

 (2) do and perform any and all acts for and on behalf of each Reporting Person which may be necessary or desirable to complete and execute any such Reports and timely file such forms and schedules with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

 (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of either such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by either such attorney-in-fact on behalf of the undersigned, pursuant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney in-fact may approve in his discretion.

  The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary, and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that no such attorney in-fact, in serving in such capacity at the request of the undersigned, is hereby assuming, nor is the Company hereby assuming, any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Securities Exchange Act of 1934.

  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 or Schedules 13G/D with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of June, 2008.

     DCM III, L.P., a Delaware limited partnership
     DCM III-A, L.P., a Delaware limited partnership
     DCM Affiliates Fund III, L.P., a Delaware limited partnership
     DCM Management III, LLC, a Delaware limited liability company

     By:_/s/ Dixon R. Doll______________________________
      Dixon Doll, in his capacity as a Managing Member of DCM III, L.P., DCM III-A, L.P., DCM Affiliates Fund III, L.P. and in his capacity as a general partner of  DCM Management III, LLC

     Dixon R. Doll

     By:_/s/ Dixon R. Doll________________________
      Dixon R. Doll

     The Birchwood Family Limited Partnership

     By:_/s/ Dixon R. Doll________________________
      Dixon R. Doll

     The Dixon and Carol Doll Family Trust

     By:_/s/ Dixon R. Doll________________________
      Dixon R. Doll

     K. David Chao

     By:_/s/ K. David Chao________________________
      K. David Chao

     Peter W. Moran

     By:_/s/ Peter W. Moran________________________
      Peter W. Moran